Filed pursuant to Rule 424(b)(3)
                                               File No. 333-01623



SUPPLEMENT NO. 33 TO PROSPECTUS DATED MARCH 15, 1996

        (AS SUPPLEMENTED MARCH 15, 1996)


                    PACCAR Financial Corp.

                 Medium-Term Notes, Series H

         Due from 9 months to 10 years from date of issue

 Interest payable each March 15 and September 15 and at maturity



                                                    INTEREST RATE
RANGE OF MATURITIES                                    PER ANNUM
-------------------                                 --------------

More than 32 months to 39 months.........................5.86%

More than 39 months to 42 months.........................5.89%

More than 42 months to 46 months.........................5.94%

More than 46 months to 48 months.........................5.97%


Dated:  January 5, 1998


Form of Note (check one):   Book Entry    [X]

                            Certificated  [ ]


In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.